Exhibit 10.1

830 WINTER STREET WALTHAM, MASSACHUSETTS

(the “Building”)

FIRST AMENDMENT

(“First Amendment”)

EXECUTION DATE:	November 8, 2023 (the “Execution Date”)
LANDLORD:	PPF OFF 828-830 Winter Street LLC, a Delaware limited liability company
TENANT:	TScan Therapeutics, Inc., a Delaware corporation
PREMISES:

Approximately 25,472 rentable square feet of space in the Building, consisting of approximately 24,826 rentable square feet of space on the third (3rd) floor of the Building and approximately 646 rentable square feet of space in the basement of the Building, as more particularly described in the Existing Lease (as defined below).

DATE OF EXISTING LEASE:	August 13, 2019 (the “Existing Lease”).
CURRENT EXPIRATION DATE:	September 30, 2024
EXTENDED EXPIRATION DATE:	October 31, 2029
BACKGROUND

WHEREAS, Landlord and Tenant desire to amend the Existing Lease to reflect, among other provisions, the extension of the term of the Existing Lease, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, the Existing Lease is hereby amended as follows (the Existing Lease, as further amended by this First Amendment, shall hereafter be referred to as the “Lease”). Any capitalized terms used herein shall have the same definition as set forth in the Existing Lease, except to the extent otherwise set forth in this First Amendment.

1.
Term. The term of the Lease is hereby extended for a term (the “First Extension Term”) commencing on October 1, 2024 (the “First Extension Term Commencement Date”) and ending on October 31, 2029 (the “Extended Expiration Date”), unless sooner terminated, in accordance with and subject to the terms and conditions set forth in the Lease. Without limitation, all references in the Lease to the “Term” shall be deemed to include the First Extension Term in all respects and all references to the “Expiration Date” shall be deemed to refer to the Extended Expiration Date. The demise and use of the Premises shall be upon and subject to the terms and conditions of the Existing Lease, except as expressly set forth in this First Amendment.

2.
First Extension Term Rent. Until the First Extension Term Commencement Date, Rent shall be payable as set forth in Section 5 of the Existing Lease. Commencing on the First Extension Term Commencement Date, Base Rent shall be payable as follows:

Lease Period	Annual Base Rent	Monthly Base Rent Payments
10/1/2024-10/31/2024	$0.00	$0.00
11/1/2024-10/31/2025:	$1,986,816.00	$165,568.00
11/1/2025-10/31/2026:	$2,046,420.48	$170,535.04
11/1/2026-10/31/2027:	$2,107,813.09	$175,651.09
11/1/2027-10/31/2028:	$2,171,047.49	$180,920.62
11/1/2028-10/31/2029:	$2,236,178.91	$186,348.24

3.
Operating Costs and Taxes. From and after the Execution Date, Tenant shall continue to pay Tenant’s Share of Operating Costs and Tenant’s Share of Taxes in the same manner and at the same times set forth in Article 5 of the Existing Lease.

4.
Second Extension Option. Tenant shall have one (1) option to renew the Lease for a five

(5) year period (the “Second Extension Term”) commencing on November 1, 2029, subject to and in accordance with the terms and conditions of Section 1.2 of the Lease; provided, however, that all references to the “Extension Term” therein shall be considered to be references to the “Second Extension Term”.

5.
Condition of the Premises. The parties acknowledge that Tenant is currently in occupancy of the Premises. On the First Extension Term Commencement Date, Tenant shall continue in occupancy of the Premises in its “as-is” condition subject to and in accordance with Article 3 of the Existing Lease. Tenant may perform Alterations in the Premises in accordance with Article 11 of the Existing Lease, at Tenant’s sole cost and expense (but subject to Landlord’s First Amendment Contribution). Landlord shall provide to Tenant a tenant improvement allowance (“Landlord’s First Amendment Contribution”) of up to $509,440 (i.e.,

$20.00 per rentable square foot of the Premises). The provisions of Sections 5 and 6 of Exhibit 4 of the Existing Lease shall govern the requisition and payment of Landlord’s First Amendment Contribution, except that:

a.
All references to Landlord’s Contribution shall be considered to be references to Landlord’s First Amendment Contribution;
b.
All references to Tenant’s Work shall be considered to be references to the Alterations approved by Landlord;
c.
The last sentence of Section 5 of Exhibit 4 shall not apply and in lieu thereof, after the full and final completion of Tenant’s Alterations, Tenant shall also have the right to use a portion of the Landlord’s First Amendment Contribution, but in no event more than

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$254,720 (i.e., $10.00 per rentable square foot of the Premises), to offset Base Rent due under the Lease; and

d.
The Outside Requisition Date with respect to Landlord’s First Amendment Contribution shall be the date which is eighteen (18) months after the First Extension Term Commencement Date.

6.
Security Deposit. The parties hereby acknowledge that Landlord is currently holding a Security Deposit in the amount of $595.408.00 pursuant to the Existing Lease. Landlord shall continue to hold the Security Deposit during the First Extension Term pursuant to and in accordance with Article 7 the Existing Lease.

7.
Miscellaneous

(a)
Broker. Tenant and Landlord each warrants and represents that it has dealt with no broker in connection with the consummation of this First Amendment other than Cresa and CBRE (collectively, the “First Amendment Broker”). Tenant and Landlord each agrees to defend, indemnify and save the other harmless from and against any claims arising in breach of the representation and warranty set forth in the immediately preceding sentence. Landlord shall be solely responsible for the payment of any brokerage commission to First Amendment Broker.

(b)
Ratification; Representations. In all other respects, except as expressly modified herein, the Existing Lease is hereby ratified and confirmed. The submission of drafts of this document for examination and negotiation does not constitute an offer, or a reservation of or option for any of the terms and conditions set forth in this First Amendment, and this First Amendment shall not be binding upon Landlord or Tenant unless and until Landlord shall have executed and delivered a fully executed copy of this First Amendment to Tenant. Tenant hereby represents and warrants to Landlord as follows: (i) the execution and delivery of this First Amendment by Tenant has been duly authorized by all requisite limited liability company action,

(ii) neither the Lease nor the interest of Tenant therein has been assigned, sublet, encumbered or otherwise transferred; (iii) to the best knowledge of Tenant, there are no defenses or counterclaims to the enforcement of the Lease or the liabilities and obligations of Tenant thereunder; (iv) except as set forth herein, Tenant is not entitled to any offset, abatement or reduction of rent under the Lease; (v) to the best knowledge of Tenant, neither Landlord or Tenant is in breach or default of any of its respective obligations under the Lease; (vi) Landlord has performed all work and constructed all improvements required pursuant to the Lease and, except for Landlord’s First Amendment Contribution, has provided all allowances and contributions required pursuant to the Lease; and (vii) Landlord has made no representations or warranties, except as expressly and specifically set forth in this First Amendment or as expressly and specifically set forth in the Lease as of the date of the Lease. To the best knowledge of Landlord, neither Landlord or Tenant is in breach or default of any of its respective obligations under the Lease.

(c)
Conflict. In the event that any of the provisions of the Existing Lease are inconsistent with this First Amendment or the state of facts contemplated hereby, the provisions of this First Amendment shall control.
(d)
Counterparts. This First Amendment may be executed in any number of counterparts and by each of the undersigned on separate counterparts, which counterparts taken together shall constitute one and the same instrument. This First Amendment may be executed by

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electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, in addition to electronically produced signatures, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

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[BALANCE OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURES ON FOLLOWING PAGE]

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EXECUTED as of the date first above written.

LANDLORD:

PPF OFF 828-830 WINTER STREET, LLC,

a Delaware limited liability company

By: PPF MASS REIT, LLC, a Delaware limited liability company, its Sole Member

By: PPF OP, LP, a Delaware limited partnership, its Sole Partner

By: PPF OPGP, LLC, a Delaware limited liability company, its General Partner

By: Prime Property Fund, LLC,

a Delaware limited liability company, its Sole Member

By: Morgan Stanley Real Estate Advisor, Inc., a Delaware corporation, its Investment Adviser

By: /s/ Tricia Moore

Name: Tricia Moore

Title:Vice President

TENANT:

TSCAN THERAPEUTICS, INC., a Delaware corporation

By: /s/ Gavin MacBeath

Name: Gavin MacBeath

Title: CEO

Signature Page to First Amendment

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